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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


[X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934


                        Date of Report: January 17, 2003


                          Commission File Number 1-3634

                             CONE MILLS CORPORATION
             (Exact name of registrant as specified in its charter)


       North Carolina                                   56-0367025
       --------------                                   ----------
(State or other jurisdiction)               (I.R.S. Employer Identification No.)


804 Green Valley Road, Suite 300, Greensboro, N.C.        27408
--------------------------------------------------        -----
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: 336-379-6220












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                                     PART II


Item 5.  Other Events

Cone Mills Corporation, on January 16, 2003, entered into a letter of intent with WLR Recovery Fund II, L.P. ("WLR"), a fund managed by W.L. Ross and Company, to purchase up to $27.0 million of convertible notes to support a recapitalization of the Company's balance sheet that would provide funds to allow the Company to execute its Mexican expansion strategy. The recapitalization plan contemplated by the letter of intent will contain the following elements:

          - Existing lenders and bondholders will be asked to extend maturities and make other modifications to their agreements;

          - The Company will distribute to present holders of the Company's common stock nontransferable rights to purchase up to $27.0 million of convertible notes. Any notes not purchased in the offering by stockholders will be available for purchase by directors and employees, and any remaining notes then will be purchased by WLR; and

          - The new notes will bear interest at 12% per annum and be convertible into common stock at $1.00 per share.

The recapitalization plan is subject to a number of contingencies and conditions, including negotiation of a final agreement with WLR, agreement to the proposed changes in the Company's current debt by lenders and bondholders, approval of certain elements of the plan by the Company's common shareholders, and the effectiveness of certain registration statements to be filed with the Securities and Exchange Commission.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 99.1      Press release issued by Cone Mills Corporation on January 17, 2003.




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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CONE MILLS CORPORATION
                                  (Registrant)




Date:    January 17, 2003         /s/Gary L. Smith
         ----------------         Gary L. Smith
                                  Executive Vice President and
                                  Chief Financial Officer


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Exhibit
  No.      Description

 99.1      Press release issued by Cone Mills Corporation on January 17, 2003.